DRYDEN TOTAL RETURN BOND FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




                                              August 22, 2003


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


       Re:	Dryden Total Return Bond Fund, Inc. (the ?Fund?)
       	(formerly Prudential Total Return Bond Fund, Inc.)
              File No. 811-7215

Ladies and Gentlemen:

        Please find enclosed the following items: (1) the Annual Report on Form N-SAR for the Fund for the semi-annual period ended June 30, 2003 and
(2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.

                                                     Very truly yours,


                                                     /s/Deborah A. Docs
                                                     Deborah A. Docs
                                                     Secretary


DAD
Enclosure






        This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 22nd day of August, 2003.



	DRYDEN TOTAL RETURN BOND FUND, INC.



Witness:/s/Deborah A. Docs		By:	/s/Grace C. Torres
           Deborah A. Docs			Grace C. Torres
           Secretary		   		Treasurer and Principal
        Financial and Accounting
        Officer